10.35

AMENDMENT NO. 3 TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
AMENDMENT NO. 3 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of February 19, 2016 (this “Amendment”), among ASSOCIATED MATERIALS INCORPORATED (f/k/a AMH Intermediate Holdings Corp.), a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), GENTEK HOLDINGS, LLC, a Delaware limited liability company (“Gentek Holdings”) and GENTEK BUILDING PRODUCTS, INC., a Delaware corporation (“Gentek Building Inc.” and together with the Company and Gentek Holdings, each individually a “US Borrower” and, collectively, the “US Borrowers”), AMH NEW FINANCE, INC. (f/k/a Carey New Finance, Inc.) (“AMH Finance” and together with the US Borrowers, the “US Grantors”), ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated Canada”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek Canada”) and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership (“Gentek Building LP” and together with Associated Canada and Gentek Canada, each individually a “Canadian Borrower” and collectively, the “Canadian Borrowers” or the “Canadian Grantors”, as the case may be; the Canadian Borrowers, together with the US Borrowers, each individually a “Borrower” and, collectively, the “Borrowers”), the undersigned Lenders (as defined below) to the Credit Agreement referred to below, UBS AG, STAMFORD BRANCH, as US Administrative Agent and US Collateral Agent, UBS AG CANADA BRANCH as Canadian Administrative Agent and Canadian Collateral Agent and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Collateral Agent. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to those terms in the Credit Agreement (as amended hereby).
WHEREAS, Holdings, the Borrowers, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), the Administrative Agents, the Collateral Agents, and the other parties thereto have entered into the Amended and Restated Revolving Credit Agreement, dated as of April 18, 2013, as amended by Amendment No. 1 dated as of March 23, 2015, and as further amended by Amendment No. 2 dated as of December 7, 2015 (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”);
WHEREAS, the parties hereto wish to enter into certain amendments, supplements or other modifications to the Credit Agreement as provided herein, subject to the terms and conditions set forth below;
WHEREAS, the Sponsor and the Borrower wish to enter into that certain First Lien Promissory Note (the “Sponsor Secured Note”), and the other note documents referred to therein (including the related guarantees, security, pledge, mortgage and other collateral documents) (together with the Sponsor Secured Note, the “Sponsor Secured Note Documents”), which Sponsor Secured Note shall be subject to an intercreditor agreement on terms and conditions reasonably acceptable to the Administrative Agents (the “Revolving Loan Intercreditor Agreement”), pursuant to which the Sponsor shall provide, and the Borrower shall receive, $27,500,000 of gross cash proceeds from the issuance of the Sponsor Secured Note;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Definitions
. Capitalized terms not otherwise defined herein (including in the recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

Section 2.Amendments to the Credit Agreement
. As of the Amendment No. 3 Effective Date (as defined below) the Credit Agreement is hereby amended as follows:
(a)Section 1.1 is hereby modified by:
(i)adding the following new definitions thereto in appropriate alphabetical order:
““Amendment No. 3” means that certain Amendment No. 3 to Amended and Restated Revolving Credit Agreement, dated as of February 19, 2016, among the Borrowers, the Agents party thereto and the lenders party thereto.”
““Amendment No. 3 Effective Date” means the date upon which Amendment No. 3 becomes effective, which date is February 19, 2016.”
““Applicable Threshold” shall have the meaning provided in the defined term “Cash Dominion Event”.”
“Availability Block Amount” means, as of the date of any determination thereof, the amount set forth below for the applicable period set forth below:

Date of Determination	Availability Block Amount
The Amendment No. 3 Effective Date - April 21, 2016	$10,000,000
April 22, 2016 - May 19, 2016	$7,500,000
May 20, 2016 - Revolving Credit Maturity Date	$10,000,000

; provided that, in the event all or any portion of the principal of the Sponsor Secured Note Obligations is repurchased, prepaid or otherwise redeemed, paid or satisfied on or prior to the Revolving Credit Maturity Date, the reference to “$10,000,000” set forth above for the period beginning on and including May 20, 2016 through and including the Revolving Credit Maturity Date shall be deemed to be a reference to “$20,000,000”.”
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”
““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
““Revolving Loan Intercreditor Agreement” shall mean that certain Revolving Loan Intercreditor Agreement entered into on the Amendment 3 Effective Date, by and between the Collateral Agents and the Sponsor with respect to the Sponsor Secured Note Obligations and the Sponsor Secured Note Documents.”
““Sponsor Secured Note Prepayment Condition” shall mean, as of the date of any determination with respect to any payment, (a)(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Excess Availability (Tranche A) on the date of such payment (prior to giving effect thereto) shall be no less than $60,000,000 and (iii) Excess Availability (Tranche A) on the date of such payment (immediately after giving effect thereto) and the projected daily average Excess Availability (Tranche A) for the thirty-day period immediately following the date of such payment shall, in each case, be no less than $32,500,000 and (b) the Borrower shall have delivered to the Administrative Agents, a certificate of an Authorized Officer of the Borrower setting forth, in reasonable detail, the calculation of Excess Availability (Tranche A) for each of the periods set forth in the foregoing clauses (a)(ii) and (a)(iii), and the basis therefor.”
““Sponsor Secured Note” shall mean the First Lien Promissory Note issued by the Borrower to Sponsor in an initial aggregate principal amount of $27,500,000.”
““Sponsor Secured Note Documents” shall mean the Sponsor Secured Note and the other credit documents referred to therein (including the related guarantee, security, pledge, mortgage and other collateral documents).”
““Sponsor Secured Note Obligations” shall mean the “Obligations” as defined in the Sponsor Secured Note.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(ii)amending and restating the definition of “Cash Dominion Event” in its entirety as set forth below:
“Cash Dominion Event” shall mean the occurrence of either of the following events:
(a) for any of the periods listed below (calculated from and including the start date and through and including the end date), the Excess Availability (Tranche A) is (for a period of five consecutive Business Days), less than the applicable amount set forth below for each day in such five consecutive Business Day period (the applicable threshold on any day during any relevant period set forth below, the “Applicable Threshold”):

The Amendment No. 3 Effective Date - April 21, 2016	$10,000,000
April 22, 2016 - May 19, 2016	$7,500,000
May 20, 2016 - June 3, 2016	$10,000,000
June 4, 2016 and thereafter
the greater of (1) $20,000,000 and (2) 10.0% of the sum of (x) the lesser of (I) the US Tranche A Total Revolving Credit Commitment at such time and (II) the then-applicable US Tranche A Borrowing Base and (y) the lesser of (I) the Canadian Tranche A Total Revolving Credit Commitment at such time and (II) the then applicable Canadian Tranche A Borrowing Base

or
(b) an Event of Default shall occur and be continuing; provided that, to the extent that the Cash Dominion Event has occurred due to clause (a) of this definition, the Cash Dominion Event shall be deemed to be over if Excess Availability (Tranche A) shall be equal to or greater than the Applicable Threshold for at least 30 consecutive days and, to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition the Cash Dominion Event shall be deemed to be over on the date on which such Event of Default is cured or waived or otherwise ceases to exist. At any time that a Cash Dominion Event shall be deemed to be over or otherwise cease to exist, the US Collateral Agent and the Canadian Collateral Agent, as applicable, shall take such actions, including delivering such notices and directions to depositary institutions at which Blocked Accounts are established, to terminate the cash sweeps and other transfers existing pursuant to Section 2.5(b) as a result of any Activation Notice or other notices or directions given by US Collateral Agent or the Canadian Collateral Agent, as applicable, during the continuance of such Cash Dominion Event.
(iii)amending and restating the definition of “Excess Availability (Tranche A)” in its entirety as set forth below:
“Excess Availability (Tranche A)” shall mean, as of any date of determination, an amount equal to (a) the sum of US Tranche A Excess Availability and the Canadian Tranche A Excess Availability minus (b) other than for purposes of determining Excess Availability (Tranche A) for purposes of (i) the definition of “Cash Dominion Event”, (ii) the definition of “Sponsor Secured Note Prepayment Condition” and (iii) Section 10.11, the Availability Block Amount.
(iv)amending the definition of “Lender Default” to (x) replace the “or” appearing immediately prior to clause (c) thereof with a “,” and (y) add the following new clause (d) to the end thereof:
“(d) any Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action”.
(b)Section 2.1(d) shall me modified by:
(i)adding the words “or which would cause Excess Availability (Tranche A) to be less than zero” immediately after the words “US Tranche A Borrowing Base” in clause (i) thereof; and
(ii)adding the words “or which would cause Excess Availability (Tranche A) to be less than zero” immediately after the words “Canadian Tranche A Borrowing Base” in clause (ii) thereof.
(c)Section 2.18 shall be modified by adding the following new clause (g) thereto:
“(g)    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)    the application of any Write-Down and Conversion Powers by an EEA     Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if     applicable:
(x)    a reduction in full or in part or cancellation of any such liability;
(y)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(z)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
(d)Section 5.2(b) shall be modified by adding the following new sentence to the end thereof:
“Except for Permitted Overadvances, if on any date Excess Availability (Tranche A) would be less than zero, the US Borrowers or Canadian Borrowers shall promptly pay to the US Administrative Agent or Canadian Administrative Agent, as applicable, an amount in cash equal to such amount as would be necessary to cause Excess Availability (Tranche A) to be zero or greater, and such Administrative Agent shall apply such payment in accordance with the provisions of Section 5.2(d).”
(e)Section 7.3 shall be modified by deleting it in its entirety and substituting the following in its stead:
7.3 Excess Availability Limitation. The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Loans made pursuant to Section 3.3 or 3.4(a)) and the obligation of the Letter of Credit Issuers to issue, amend, extend, or renew Letters of Credit on any date is subject to the satisfaction of the condition precedent that at the time of each such Credit Event and also after giving effect thereto Excess Availability (Tranche A) is greater than zero.
(f)Section 10.1 shall be modified by:
(i)adding the following proviso to the end of clause (t) thereof:
“provided, further, that, at any time Indebtedness incurred pursuant to Section 10.1(x) hereof is outstanding, any availability pursuant to this clause (t) shall be reduced by the aggregate principal amount of Indebtedness outstanding in reliance on such Section 10.1(x);
(ii)deleting the “and” appearing at the end of clause (w) thereof;
(iii)(A) making the existing clause (x) thereof a new clause (y) and (B) adding the following new clause (x) in its place:
“(x)    Indebtedness incurred on the Amendment No. 3 Effective Date under the Sponsor Secured Note Documents in an aggregate original principal amount not to exceed $27,500,000 plus any payments in kind thereon; provided that such Indebtedness shall be subject to the Revolving Loan Intercreditor Agreement;”; and
(iv)replacing the reference to “10.1(w)” in such new clause (y) with a reference to 10.1(x)”.
(g)Section 10.2 shall be modified by:
(i)deleting the “and” appearing at the end of clause (v) thereof;
(ii)adding the following proviso to the end of (w) thereof:

“provided, further, that, at any time Liens incurred pursuant to Section 10.2(x) hereof are outstanding, any availability pursuant to this clause (w) shall be reduced by the aggregate principal amount of Liens outstanding in reliance on such Section 10.2(x);”; and
(iii)adding the following new clause (x) thereto:
“(x)    Liens securing Indebtedness incurred pursuant to Section 10.1(x); provided that such Liens shall be junior of right of the Liens securing the Obligations and shall be subject to the Revolving Loan Intercreditor Agreement.”.
(h)Section 10.7(a) shall be modified by:
(i)adding the words “, any Sponsor Secured Note Obligations” immediately after the words “Subordinated Indebtedness”;
(ii)replacing the “or” appearing immediately before clause (iii) of the proviso thereto with a “,”;
(iii)adding the following words to the beginning of clause (iii) thereof “other than with respect to any Sponsor Secured Note Obligations,”; and
(iv)adding the following new clause (iv) thereto:
“or (iv) solely in the case of the Sponsor Secured Note Obligations, to the extent that each of the Sponsor Secured Note Prepayment Conditions have been satisfied on the date of such prepayment, repurchase, redemption or other defeasance”.
(i)Section 10.11 shall be modified by deleting it in its entirety and substituting the following in its stead:
The Company will not permit its Fixed Charge Coverage Ratio as of the last day of any Test Period to be lower than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested when Excess Availability (Tranche A) is less than the Applicable Threshold for a period of five consecutive Business Days (the “FCCR Threshold”), which testing shall commence as of the last day of the last Test Period for which financial statements have been or are required to be delivered pursuant to Section 9.1 (a) or (b) and shall continue to be tested until the 30th consecutive day that Excess Availability (Tranche A) exceeds the FCCR Threshold.
(j)Section 10.12 shall be modified by adding a new clause (r) at the end thereof in the proper alphabetical order as follows: “and (r) for the avoidance of any doubt, the transactions pursuant to the Sponsor Secured Note and the Sponsor Secured Note Documents.”.
Section 3.Representations and Warranties, No Default
.     Each Credit Party represents and warrants to the Administrative Agents and the Lenders as of the Amendment No. 3 Effective Date:
(a)Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Credit Documents, as amended by this Amendment, to which it is a party. Each Credit Party has duly executed and delivered this Amendment, and each of this Amendment and the Credit Documents, as amended by this Amendment, to which such Credit Party is a party, constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law). Holdings, the Borrowers and each Restricted Subsidiary (i) is in compliance with all Applicable Laws and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted except, in each case to the extent that failure to be in compliance therewith or to have all such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
(b)(i) None of the execution, delivery and performance by any Credit Party of this Amendment or the transactions contemplated hereby (including, without limitation, the incurrence of, and performance in respect of, the Sponsor Secured Note Obligations), nor the performance by any Credit Party of any Credit Document, as amended by this Amendment, to which such Credit Party is a party, nor any such Credit Party’s compliance with the terms and provisions hereof or thereof will (x) contravene any applicable provision of any material Applicable Law of any Governmental Authority, (y) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of Holdings, the Borrowers or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and the Senior Secured Notes Documents) pursuant to, the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust or any other Contractual Obligation to which Holdings, the Borrowers or any of the Restricted Subsidiaries is a party or by which they or any of their property or assets is bound, except to the extent that any such conflict, breach, contravention, right, result or default could not reasonably be expected to result in a Material Adverse Effect or (x) violate any provision of the Organizational Documents of Holdings, the Borrowers or any of the Restricted Subsidiaries and (ii) the Sponsor Secured Note Obligations are permitted by the Senior Secured Notes Indenture to be included in the Intercreditor Agreement as Revolving Obligations (as defined in the Intercreditor Agreement).
(c)The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that any representation and warranty that is qualified or subject to a “material adverse effect”, “material adverse change” or similar term or qualification is true and correct in all respects) on and as of Amendment No. 3 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 3 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified or subject to a “material adverse effect”, “material adverse change” or similar term or qualification is true and correct in all respects) as of such earlier date.
(d)Subject to Section 2 herein, on the Amendment No. 3 Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 4.Conditions to Effectiveness of Amendment
This Amendment, including the amendments set forth in Section 2 shall become effective and the provisions set forth in Section 2 shall become operative on the date (the “Amendment No. 3 Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:
(a)The Administrative Agents shall have received executed signature pages to this Amendment from the Required Lenders, Holdings, the Borrowers and each other Credit Party;
(b)(i) The representations and warranties set forth herein shall true and correct in all material respects except that any representation and warranty that is qualified or subject to a “material adverse effect”, “material adverse change” or similar term or qualification is true and correct in all respects) and (ii) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
(c)The Administrative Agents shall have received executed copies of each of the Sponsor Secured Note Documents (except those to be delivered post-closing), executed by each party thereto and, in each case, in form and substance reasonably satisfactory to the Administrative Agents and the Borrower shall have received, or shall receive substantially contemporaneously with the occurrence of the Amendment No. 3 Effective Date, $27,500,000 of gross cash proceeds (less fees and expenses) in respect of the Sponsor Secured Note;
(d)The Administrative Agents shall have received, each in form and substance satisfactory to the Administrative Agents, (i) the Revolving Loan Intercreditor Agreement and (ii) a joinder to the Intercreditor Agreement (the “Intercreditor Joinder”) with respect to the addition of the Sponsor Secured Note and the obligations of the Borrowers thereunder, and each such agreement shall have become effective concurrently with or prior to the effectiveness of this Amendment;
(e)The Borrowers shall have paid the US Administrative Agent, for the account of each Lender that consents to this Amendment and provides its signature page hereto on or before 5:00 p.m. New York time, February 18, 2016, a consent fee (the “Consent Fee”) in an amount equal to 0.125% of each such consenting Lender’s Revolving Credit Commitment (it being understood that the Borrowers shall have no obligation to pay the Consent Fee if the Amendment No. 3 Effective Date does not occur); and
(f)The Borrower shall have paid the reasonable and documented out-of-pocket costs and expenses of the Administrative Agents in connection with this Amendment or for which invoices have been presented at least two Business Days prior to the Amendment No. 3 Effective Date (including the reasonable and documented fees, disbursements and other charges of Paul Hastings LLP as counsel to the US Administrative Agent and Goodmans LLP as counsel to the Canadian Administrative Agent).
Section 5.Authorization. The Lenders party hereto hereby authorize the Agents to enter into the Revolving Loan Intercreditor Agreement and the Intercreditor Joinder, in each case, referred to in Section 4(d), and agree to be bound by the terms thereof.
Section 6.Counterparts
. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.
Section 7.Applicable Law
. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.Headings
. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 10.Notices
. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guarantee.
Section 11.Severability
. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.
Section 12.Successors
. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 13.Effect of Amendment; Reaffirmation of the Credit Parties
; Waiver of Claims. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document, and each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Credit Party ratifies and reaffirms its obligations under the Credit Documents to which it is party, the Liens granted by it pursuant to the Security Documents, which continue to secure the Obligations, and if such Credit Party is a Guarantor, its guaranty of the Obligations pursuant to the Guarantee. From and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement, as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment constitutes a Credit Document. The Borrowers and each other Credit Party hereby waive, release, remise and forever discharge the Agents, Lenders and each other Indemnified Party from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement and the other Credit Documents (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against the Agents or Lenders which Claims relate, directly or indirectly, to any acts or omissions of the Agents, Lenders or any other Indemnified Party occurring on or prior to the Amendment No. 3 Effective Date.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
ASSOCIATED MATERIALS INCORPORATED,
as Holdings
By:      ______________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
ASSOCIATED MATERIALS, LLC,
as a US Borrower
By:      ______________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
GENTEK HOLDINGS, LLC,
as US Borrower
By:      ______________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
GENTEK BUILDING PRODUCTS, INC.,
as a US Borrower
By:     ___________________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
ASSOCIATED MATERIALS CANADA LIMITED,
as a Canadian Borrower
By:      ______________________________________________
Name: David Brown

Title:	President, Secretary

UBS AG, STAMFORD BRANCH, as US Administrative Agent, Canadian Administrative Agent and a Lender

By:     __________________________________________________
Name:
Title:

By:     __________________________________________________
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:     ___________________________________________________
Name:
Title:

By:     ____________________________________________________
Name:
Title:

DEUTSCHE BANK AG CANADA, as a Lender

By: ______________________________________________________
Name:
Title:

By: _________________________________________________
Name:
Title:

SUNTRUST BANK, as a Lender

By: _______________________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: ____________________________________________
Name:
Title:

PNC BANK CANADA BRANCH, as a Lender

By: __________________________________________________
Name:
Title:

WELLS FARGO CAPITAL FINANCE LLC, as a Lender

By: _______________________________________________
Name:
Title:

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Lender

By: __________________________________________________
Name:
Title: